Exhibit 10.8

                                EXCLUSIVE LICENSE

      This License Agreement (the "License Agreement") is made the 4th day of April, 2003 between Vincent C. Giampapa, an individual with an address at c/o Plastic Surgery Center, 89 Valley Road, Montclair, New Jersey 07042, New Jersey ("Giampapa") and Kronogen Sciences Inc. a corporation of the state of Delaware having a place of business at 750 Lexington Avenue, 20th Floor, New York, New York 10022 (hereinafter "KRONOGEN SCIENCES").

                                    RECITALS:

      KRONOGEN SCIENCES is in the anti-aging/age management business (the "Business") and is developing products and programs in connection therewith; and

      Giampapa is the owner of certain patents and processes some of which relate to the Business; and

      Giampapa has transferred to KRONOGEN SCIENCES all of his intellectual property related to the Business under or in connection with an Asset Transfer Agreement dated as of April __, 2003 by and among, KRONOGEN SCIENCES, Giampapa and The Giampapa Institute For Anti-Aging Medical Therapy ("Transfer Agreement"), except that patents related to the Business shall be subject to the terms hereof; and

      KRONOGEN SCIENCES desires to license from Giampapa, and Giampapa desires to license to KRONOGEN SCIENCES, Giampapa's patents related to the Business under the terms and conditions of this License Agreement.

      In consideration of the mutual covenants, representations, warranties, and promises of the parties hereto, the receipt and legal sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto represent, warrant, covenant and agree as follows:

1. Incorporation of Recitals. The above recitals are incorporated herein as if fully set forth below.

2. License Grant. Giampapa grants to KRONOGEN SCIENCES under the Licensed Patents (defined below), and for the life of the Licensed Patents, an exclusive, irrevocable, worldwide, transferable license, with the right to sublicense, to practice the methods and to make, have made, use, offer to sell, sell, import, export, and sell for export in connection with KRONOGEN SCIENCES' business the inventions described or claimed in the Licensed Patents.

      (a) "Licensed Patents" means all patents, reissues of and reexamined patents, and patent applications, whenever filed and wherever issued, including without limitation, continuations, continuations-in-part, substitutes, and divisions of such applications and all priority rights resulting from such applications, owned by Giampapa or for which Giampapa has the right to grant licenses of the scope of the licensed granted in this License Agreement that are related to the Business, including without limitation, the patents identified in Schedule 2(a). Licensed Patents also includes without limitation, any discovery, idea, design, or invention that (a) the unlicensed making, having made, use, offering to sell, selling, importing, exporting, or selling for export of which would infringe one or more of the Licensed Patents; (b) performs the same function as a product or service that is subject to any of the Licensed Patents; (c) is useful or necessary to KRONOGEN SCIENCES' exercise of its rights under this License Agreement; or (d) uses, incorporates, is derived from, or is based on the inventions described or claimed in the Licensed Patents or that could not be conceived, developed, or reduced to practice but for the use of the inventions described or claimed in the Licensed Patents.

3.    Royalties.

      (a)   Certain Definitions.

            (i) "Net Sales Price" means the amount actually received by KRONOGEN SCIENCES for the sale of any Units, less (i) any amounts received for freight or taxes, (ii) unreimbursed delivery or shipping costs, (iii) amounts paid for commissions, (iv) refunds for returns and rejections and (v) any cash and trade discounts and other credits and allowances.

            (ii) "Units" means products manufactured by or on behalf of KRONOGEN SCIENCES which include as a component thereof anything fabricated using the Licensed Patents, in such minimum quantities as are packaged and sold at retail.

      (b) Royalties on Sales. KRONOGEN SCIENCES will pay to Giampapa royalties as follows:

            (i) KRONOGEN SCIENCES shall pay Giampapa a royalty of 6% of the Net Sales Price of Units sold by KRONOGEN SCIENCES that are developed by Giampapa for KRONOGEN SCIENCES ("Royalties").

            (ii) Royalties shall be due and payable to Giampapa based on each Unit actually sold by KRONOGEN SCIENCES, less any returns and allowances. No Royalty will be due and payable on any Units shipped as promotional product where KRONOGEN SCIENCES does not receive any payment; KRONOGEN SCIENCES will endeavor to use good business judgment in regard to these Units, it being acknowledged that the parties' intention in connection therewith is to generate additional sales of Units and/or goodwill.

            (iii) Royalties due and payable hereunder shall be paid on a quarterly basis within 45 days after the close of each calendar quarter and, shall be accompanied by a written statement setting forth sales information in respect of Units sold during such quarter.

            (iv) Giampapa or his authorized certified public accountant shall have the right to examine the books, accounts and records of KRONOGEN SCIENCES, from time to time up to two times per year, at mutually agreed upon times and dates, to ensure that the Royalty statements are complete, current and accurate in all material respects and that any Royalties due hereunder have been paid to Giampapa as required by this License Agreement.

4. Obligations, Agreements and Acknowledgements of Giampapa. Giampapa covenants and agrees:

      (a) Giampapa shall have no obligation or responsibility under this License Agreement for the conduct of KRONOGEN SCIENCES' business, except as expressly set forth in this License Agreement, it being acknowledged that Giampapa has other obligations in respect of KRONOGEN SCIENCES pursuant to the Transfer Agreement and the other agreements referred to therein and contemplated thereby;

      (b) to permit KRONOGEN SCIENCES to use his photograph or likeness in marketing the Units;

      (c) to provide KRONOGEN SCIENCES with Patent Numbers, where applicable, on all products licensed to KRONOGEN SCIENCES;

      (d) to fully disclose to KRONOGEN SCIENCES, and to otherwise hold in strict confidence, any discovery, idea, design, invention, work of authorship, or trademark, service mark, trade name, trade dress, or other indicia of origin, related to the Business, whether or not patentable and whether or not completed or reduced to practice, that is conceived, developed or made by Giampapa, alone or jointly with others during the term of this License Agreement, and any component of any such thing (collectively "Work Product");

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


      (e)   for the one year period following the disclosure in accordance with
            Section 4(d) of Work Product related to the Licensed Patents (the "Exclusive Period"), to grant rights to such Work Product equal to the rights granted for Licensed Patents by this License Agreement to KRONOGEN SCIENCES on such terms as the parties may mutually agree and, for the one year period commencing immediately upon expiration of the Exclusive Period, grant to KRONOGEN SCIENCES a right of first refusal to acquire rights in such Work Product on terms no less favorable than is offered to Giampapa by a bona fide third party;

      (f) to not assert against KRONOGEN SCIENCES, or its vendees, mediate or immediate, any claims for infringement of any patent based on the manufacture, use, sale, offer for sale, or import of any apparatus made or sold by KRONOGEN SCIENCES under the license granted in this License Agreement;

      (g) KRONOGEN SCIENCES shall have the right to sell any Units under whatever trademarks, trade names, trade dress, service marks and the like it shall deem appropriate or advisable, and all trademarks, trade names, trade dress, service marks and the like under which Units are sold shall remain the sole and exclusive property of KRONOGEN SCIENCES;

      (h) KRONOGEN SCIENCES, if it so elects, may apply for patents, copyrights and/or trademarks relating to the Units, at its sole cost and expense; and

      (i) to use Giampapa's best efforts to maintain the strict confidentiality of all information relating to KRONOGEN SCIENCES' businesses and affairs not otherwise available to the general public, including, but not limited to, KRONOGEN SCIENCES' development, manufacture and sale of any of the Units and to refrain from disclosing the same to any person, without the prior written consent to KRONOGEN SCIENCES, except as may be required by law, government regulation or pursuant to governmental process; provided that, prior to any such disclosure, Giampapa shall provide KRONOGEN SCIENCES with reasonable notice thereof, as well as reasonable opportunity to take appropriate steps to preserve the confidentiality of such information.

5.    Right to Terminate

      (a) Giampapa shall have the right to terminate his obligations under this License Agreement and this license, by written notice to KRONOGEN SCIENCES, upon the occurrence of any one of the following events:

            (i) the breach of any material term, covenant, condition, representation or warranty hereof by KRONOGEN SCIENCES that has not been corrected within sixty (60) days after written notice thereof has been provided by Giampapa to KRONOGEN SCIENCES; provided, however, if the breach is not curable within such sixty (60) day period, this license shall not terminate hereunder if, during such period, KRONOGEN SCIENCES commences (and thereafter takes reasonable steps to endeavor) to cure such breach.

            (ii) a voluntary petition is commenced by KRONOGEN SCIENCES under the Bankruptcy Code, as amended, 11 U.S.C. ss. 101 et seq, or any other law for the relief of debtors or protection of creditors; KRONOGEN SCIENCES has an involuntary petition commenced against it under such law and such petition is not dismissed within 120 days after filing; KRONOGEN SCIENCES becomes insolvent; or any substantial part of KRONOGEN SCIENCES' property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency; or liquidates or otherwise discontinues all or a significant part of its business operations.

      (b)   KRONOGEN SCIENCES can terminate this License Agreement upon thirty
            (30) days written notice to Giampapa.

      (c) Unless earlier terminated, this License Agreement shall terminate upon expiration of the last-expiring Licensed Patent (including any patents that may be granted on any patent applications included in the Licensed Patents).

      (d) In the event of termination of this License Agreement, KRONOGEN SCIENCES may manufacture into finished goods any raw materials, including raw materials on order from its supplier, and to sell its inventory of Units but will otherwise immediately cease utilizing the rights granted under Section 2 of this License Agreement and shall otherwise immediately cease selling and offering for sale, any Units.

6. KRONOGEN SCIENCES Representations and Warranties. KRONOGEN SCIENCES hereby represents and warrants to Giampapa as follows:

      (a) that it is duly organized and validly existing under the laws of the jurisdiction in which it was formed and has all power and all material governmental licenses, authorizations, permits, consents, and approvals required to carry on its business as now conducted;

      (b) that the execution, delivery, and performance by KRONOGEN SCIENCES of this License Agreement are within its powers and have been duly authorized by all necessary action by KRONOGEN SCIENCES and that this License Agreement constitutes a valid and binding agreement of KRONOGEN SCIENCES enforceable against KRONOGEN SCIENCES in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law); and

      (c) that the execution, delivery, and performance by KRONOGEN SCIENCES of this License Agreement require no action by or in respect of, or filing with, any governmental body, agency, or official.

7. Giampapa Representations and Warranties. Giampapa hereby represents and warrants to KRONOGEN SCIENCES as follows:

      (a) that the execution, delivery, and performance by Giampapa of this License Agreement are within his powers and that this License Agreement constitutes a valid and binding agreement of Giampapa enforceable against Giampapa in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

      (b) that the execution, delivery, and performance by Giampapa of this License Agreement require no action by or in respect of, or filing with, any governmental body, agency, or official.

      (c) that he has the full legal right to grant to KRONOGEN SCIENCES the licenses granted under this License Agreement;

      (d) that prior to the date of this License Agreement, no license, covenant not to sue, or any other right under any Licensed Patent has been granted to any third party.

8.    Protection of Licensed Patents.

      (a) KRONOGEN SCIENCES will at all times recognize the ownership of Giampapa of the Licensed Patents and will not at any time do or suffer to be done any act or thing which will in any way impair the rights of Giampapa in the Licensed Patents. KRONOGEN SCIENCES hereby expressly covenants that during the life of this License Agreement and upon and after the termination thereof, KRONOGEN SCIENCES will not claim that its use of the Licensed Patents has created any title in KRONOGEN SCIENCES in any country.

      (b) During the term of this Agreement, KRONOGEN will pay the fees, if any, associated with the filing, maintenance and prosecution, with the United States Patent and Trademark Office, of the Licensed Patents; provided, however, that Giampapa shall cooperate with KRONOGEN in connection therewith, and provided further, that it is acknowledged and agreed that KRONOGEN shall not be responsible for any fees or other costs or payments associated with any claim or suit relating to the Licensed Patents.

      (c) In the event of infringement of the Licensed Patents, the parties will jointly cooperate in terminating such infringement.

9.    Indemnification.

      (a) KRONOGEN SCIENCES hereby indemnifies Giampapa and shall hold him harmless from any loss, liability, damage, cost or expense, including reasonable attorneys' fees, arising out of any claims or suits which may be brought against Giampapa relating to KRONOGEN SCIENCES' manufacture, sale or distribution of the Units, except as such claims or suits relate to the grant of rights, covenants, warranties or representations of Giampapa set forth herein, provided that Giampapa shall give prompt written notice, cooperation and assistance to KRONOGEN SCIENCES relative to any such claim or suit, and provided that KRONOGEN SCIENCES shall have the option to undertake and conduct the defense of any suit so brought.

      (b) Giampapa hereby indemnifies KRONOGEN SCIENCES and its officers, directors, shareholders, employees and agents (collectively, the "KRONOGEN Indemnified Parties"), and shall hold each KRONOGEN Indemnified Party harmless from any loss, liability, damage, cost or expense, including reasonable attorneys' fees, arising out of any claims or suits which may be brought or made against such KRONOGEN Indemnified Party by reason of Giampapa's grant of rights, covenants, warranties or representations set forth herein, provided that KRONOGEN SCIENCES shall give prompt written notice, cooperation and assistance to Giampapa relative to any such claim or suit.

10.   Miscellaneous

      (a) Notices. Any notice or other communication required or permitted hereunder must be in writing and must be transmitted by personal delivery, reputable overnight courier service, certified mail (postage pre-paid, receipt requested) or telecopy, as follows:

      If to KRONOGEN SCIENCES:            Kronogen Sciences Inc.
                                          750 Lexington Avenue, 20th Floor
                                          New York, NY 10022
                                          Attention: Richard Serbin, President
                                          Facsimile: (212) 905-0208
      with a copy to:                     Blank Rome LLP
                                          405 Lexington Avenue
                                          New York, NY  10174
                                          Attention: Robert J. Mittman, Esq.
                                          Facsimile: (212) 885-5001


      if to GIAMPAPA:                     Vincent C. Giampapa, M.D.
                                          89 Valley Road
                                          Montclair, NJ  07042
                                          Facsimile: (973) 746-4385


      with a copy to:
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          Attention:
                                                   -----------------------------

or at such other address as the party shall designate in a written notice to the other party hereto, given in accordance with this Section 10. All notices and other communications shall be effective (i) if delivered in person, when delivered; (ii) if sent by overnight courier, the next business day following the delivery thereof to such courier (or such later date as is demonstrated by a bona fide receipt therefor); (iii) if sent by certified mail, three days after deposit in the mail; or (iv) if sent by telecopier with receipt acknowledged, when sent.

      (b) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Giampapa, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      (c) Severability. Any provision of this License Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable said provision in any other jurisdiction.

      (d) Integration. This License Agreement represents the agreement of the Giampapa and KRONOGEN SCIENCES with respect to the subject matter hereof, and there are no promises or representations by either party relative to the subject matter hereof not reflected herein or therein.

      (e) Governing Law. This License Agreement and the rights and obligations of the parties under this License Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey applicable to contracts entered into and wholly performed in the State of New Jersey.

      (f) No Assignment. This License Agreement shall be binding upon the parties hereto, their successors and permitted assigns. Neither this License Agreement nor any of the rights, duties or obligations thereunder may be assigned, sold, conveyed, transferred, or delegated by either party without the express written consent of the other party hereto. Notwithstanding the foregoing, KRONOGEN SCIENCES may assign this License Agreement, and all rights and obligations under this License Agreement, pursuant to the acquisition, merger, corporate reorganization, or refinancing of KRONOGEN SCIENCES. Any attempted assignment in violation of this Section 10(f) shall be void.

      (g) Substitute Corporate Party. Giampapa reserves the right at any time to substitute a corporate party owned by Giampapa in place of himself as a party to this License Agreement provided such substitute corporate party has the ability to furnish the same personal services, and grant the same rights to KRONOGEN SCIENCES as presently provided by Giampapa as an individual party to this License Agreement.

11. Counterparts. This Agreement may be executed in original or facsimile counterparts, each of which shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

      The parties have executed this License Agreement on the date first above written.


                  /s/ Vincent C. Giampapa
                  -----------------------------------
                  Vincent C. Giampapa


                  KRONOGEN SCIENCES INC.

                  /s/ Richard Serbin
                  -----------------------------------
                  By: Richard Serbin
                  President & Chief Executive Officer

                                                                   SCHEDULE 2(a)

PATENT                   PUB. DATE                 TITLE
------                   ---------                 -----
US5895652                04/20/1999                Method of metabolic adjuvanation and cellular repair

US5580569                12/03/1996                Article for tissue-specific delivery of therapeutic agents

US5494677                02/27/1996                Tissue-specific implantable therapeutic agent delivery system

US5443508                08/22/1995                Subcutaneous implantable multiple agent delivery system

US5391164                02/21/1995                Subcutaneous implantable multiple-agent delivery system

US5326568                07/05/1994                Method of tissue-specific delivery

US5201728                04/13/1993                Subcutaneous implantable multiple-agent delivery system

Application                                        The C-MED Multi Daily Nutritional System

Application                                        The Bio-Marker Matrix Software